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Exhibit 10.15

KEY ENERGY GROUP, INC.
1997 INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

        This Restricted Stock Award Agreement (the "Incentive Agreement"), made effective as of the            day of                                     , 200            (the "Grant Date") by and between Key Energy Services, Inc., a Maryland corporation (the "Company"), and                                    (the "Grantee"), evidences the grant by the Company of a stock award of restricted stock (the "Award") to the Grantee on such date and the Grantee's acceptance of the Award in accordance with the provisions of the Key Energy Group, Inc. 1997 Incentive Plan (the "Plan"). All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan. The Company and the Grantee agree as follows:

        1.    Basis for Award.    This Award is made under the Plan pursuant to Section 3 thereof for service rendered (or to be rendered) to the Company by the Grantee, subject to all of the terms and conditions of this Incentive Agreement.

        2.    Stock Awarded.

          (a)   The Company hereby awards to the Grantee, in the aggregate,                        shares of the Company's common stock, par value of $.10 per share (the "Shares") as Restricted Stock, which shall be subject to the restrictions and conditions set forth in the Plan and in this Incentive Agreement.

          (b)   Reasonably promptly following the Grant Date, the Company shall cause to be issued to the Grantee a certificate in respect of the Shares of Restricted Stock registered in the name of the Grantee, evidencing such Shares. The certificate shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form or in such other form approved by the Company:

    "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE KEY ENERGY GROUP, INC. 1997 INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF [                                    ], 200            , ENTERED INTO BETWEEN THE REGISTERED OWNER AND KEY ENERGY SERVICES, INC. A COPY OF THE PLAN AND INCENTIVE AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY AT ITS CORPORATE HEADQUARTERS.

    THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER."

The Committee shall require that the certificate evidencing such Shares be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Stock occurs or the Forfeiture Restrictions (as defined below) lapse pursuant to the terms of the Plan and this Award and that the Grantee shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. At the expiration of the restrictions, the Company shall redeliver to the Grantee (or his or her legal representative, beneficiary or heir) share certificates for the Shares deposited with it without any legend except as otherwise provided by the Plan, this Incentive Agreement or applicable law, including that the Shares were not registered under the Securities Act. The Grantee agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the Shares on the Grantee's behalf.

          (c)   During the period that the Grantee holds the Shares of Restricted Stock, the Grantee shall have all of the rights of a shareholder of the Company with respect to the Restricted Stock, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in Shares of the Company's stock shall be subject to the Forfeiture Restrictions).

          (d)   A breach of the terms of this Incentive Agreement by Grantee shall cause forfeiture of the Restricted Stock. By accepting the Award, the Grantee acknowledges that the Company does not have an adequate remedy in damages for the breach by the Grantee of the conditions and covenants set forth in this Incentive Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Grantee issued by any court having jurisdiction.

          (e)   Except as provided in the Plan or this Incentive Agreement, the restrictions on the Restricted Stock are that prior to vesting, the Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions, and in the event of the Grantee's termination of employment for any reason other than death, Disability, Involuntary Termination (as defined below) or Retirement, the Grantee shall, for no consideration, forfeit to the Company all of the Restricted Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender the Restricted Stock to the Company upon termination of employment are herein referred to as the "Forfeiture Restrictions."

        3.    Lapse of Forfeiture Restrictions/Vesting.    Except as otherwise provided in this Incentive Agreement, the restrictions described in Section 2(e) of this Incentive Agreement will lapse on the date or dates, as the case may be, set forth on Exhibit A to this Incentive Agreement (each a "Vesting Date"); provided, that, the Grantee is still employed by the Company on each such Vesting Date. In the event of the Grantee's termination of employment prior to the date that all of the Restricted Stock is vested, except as otherwise provided in this Incentive Agreement, all Restricted Stock still subject to restriction shall be forfeited.

          (a)   If the Grantee's termination of employment is due to death, Disability, Involuntary Termination (as defined below) or Retirement and such death, Disability, Involuntary Termination or Retirement occurs prior to the date that all of the Restricted Stock is vested, all restrictions will lapse with respect to 100% of the Restricted Stock still subject to restriction on the date of such death, Disability, Involuntary Termination or Retirement. For purposes hereof, "Involuntary Termination" shall mean an involuntary termination of the Grantee's employment by the Company for any reason other than Cause and which does not result from a resignation by the Grantee.

          (b)   If the Grantee's termination of employment is for any other reason and such termination occurs prior to the date that all of the Restricted Stock is vested, the Restricted Stock still subject to restriction shall, for no consideration, automatically be forfeited upon such cessation of employment.

        4.    Change in Control.    Notwithstanding Section 3 of this Incentive Agreement, in the event of a Change in Control, the restrictions described in Section 2(e) of this Incentive Agreement shall lapse with respect to 100% of the Restricted Stock still subject to restriction; provided, that the Grantee is employed by the Company immediately prior to such Change in Control.

        5.    Compliance with Laws and Regulations.    The Restricted Stock issued under this Incentive Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The certificates representing the Restricted Stock

(i) will bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable laws, regulations or governmental authorities and the requirements of any securities exchange on which the Shares are registered, (ii) the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or any applicable law, regulation or governmental authority and the requirements of any securities exchange on which the Shares are registered, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.

        6.    Tax Withholding.

          (a)   The Grantee agrees that, subject to clause 6(b) below, no later than the day after the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Incentive Agreement, the Grantee shall pay to the Company (in cash or Shares, including Restricted Stock, held by the Grantee whose Fair Market Value is equal to the amount of the Grantee's tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse; provided, that, if the Grantee pays such tax withholding liability in Shares, including Restricted Stock, such Shares (A) if acquired from the Company, have been held for at least six months or such other period as has been determined by the Committee, or (B) have been purchased on the open market. The Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Company may refuse to instruct the transfer agent to release the Restricted Stock or redeliver Share certificates if the Grantee fails to comply with any withholding obligation.

          (b)   If the Grantee properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value as of the Grant Date of the Restricted Stock granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Shares. If the Grantee fails to make such payments, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares. The Company may refuse to instruct the transfer agent to release the Shares or redeliver share certificates if Grantee fails to comply with any withholding obligation.

        7.    No Right to Continued Employment.    Nothing in this Incentive Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its affiliates to terminate the Grantee's employment at any time, in the absence of a specific written agreement to the contrary.

        8.    Amendment of Award.    The Award may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable to conform to any changes in the law which occur after the Grant Date and by its terms applies to the Award; or (ii) which the Board may deem to be in the best interests of the Company, provided that no amendment shall impair or negate any of the rights or obligations under this Incentive Agreement, without the consent of the Grantee (except as otherwise provided in Section 10 of this Incentive Agreement). Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the provisions of new Section 409A of the Code apply to this Agreement and that the terms of this Agreement do not, in whole or in part, satisfy the requirements of such section, then the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.

        9.    Representations and Warranties of Grantee.    The Grantee represents and warrants to the Company that:

          (a)   Agrees to Terms of the Plan.    The Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Incentive Agreement and agrees to be bound by their terms and conditions. The Grantee understands that the Company is in a restatement and audit process of its financial statements and does not have current financial information on file with the Securities and Exchange Commission (the "SEC") and that the issuance of these Shares of Restricted Stock was not in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"). The Grantee acknowledges that the Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares, including the Restricted Stock, or to effect similar compliance under any state laws, unless the Company enters into a separate registration rights agreement with the Grantee. Notwithstanding anything herein to the contrary, the Grantee acknowledges that the Company shall not be obligated to cause to be issued or delivered any certificates evidencing these Shares unless and until the Company is advised by its counsel that the issuance and delivery of certificates is in compliance with applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which the Shares are registered. The Grantee acknowledges that the Shares have been delisted from the New York Stock Exchange. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Shares once vested, and that the Grantee should consult a tax adviser prior to such time.

          (b)   Cooperation.    The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

        10.    Adjustment Upon Changes in Capitalization.    Awards may be adjusted as provided in the Plan, including, without limitation, Section 6.5 of the Plan.

        11.    Parachute Payment.    It is possible that the receipt of the Restricted Stock or the lapse of any Forfeiture Restrictions may constitute a parachute payment (within the meaning of section 280G of the Code). In such event, the amount of such parachute payment shall be included in the calculation for purposes of determining the amount of any gross-up payment to be made to the Grantee under the terms of any employment, severance or other agreement which may provide for such a gross-up to compensate the Grantee for any excise tax imposed by Section 4999 of the Code. Notwithstanding the foregoing, the Company is under no obligation to provide for a gross-up payment in any agreement.

        12.    Incorporation of Plan by Reference.    The Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Incentive Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Incentive Agreement, the Plan shall govern and control. In the event of a conflict or inconsistency between the terms and provisions of this Incentive Agreement (including the Plan) and any employment agreement with Grantee, the employment agreement shall govern and control as interpreted and determined by the Committee.

        13.    Governing Law; Modification.    The validity, construction, interpretation and effect of this Incentive Agreement shall exclusively be governed by and determined in accordance with the law of the State of Maryland without regard to its conflict of law principles, except to the extent preempted by federal law.

        14.    Severability.    Every provision of this Incentive Agreement is intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

        15.    Counterparts.    This Incentive Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

        16.    Miscellaneous.    The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

        IN WITNESS WHEREOF, the parties hereto have signed this Incentive Agreement as of the date first above written.

KEY ENERGY SERVICES, INC.
By:	Name: Title:
Address:	1301 McKinney Street, Suite 1800 Houston, Texas 77010

        The undersigned hereby accepts the terms of this Incentive Agreement and the Plan.

Grantee
Address:

EXHIBIT A

SHARES	VESTING DATE

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  Exhibit 10.15
KEY ENERGY GROUP, INC. 1997 INCENTIVE PLAN RESTRICTED STOCK AWARD AGREEMENT
EXHIBIT A